ROYCE LOW-PRICED STOCK FUND

A SERIES OF THE ROYCE FUND

Shareholder Name

Address

Address

Address

Reference Number:

URGENT NOTICE

SPECIAL SHAREHOLDER MEETING

Dear Shareholder:

On May 28, 2019, a Special Meeting of Shareholders will be held to vote on an important proposal that was outlined in the proxy materials that were mailed to you. We have made several attempts to contact you so you can vote your shares, however our calls have gone unanswered.

Your vote is very important. By taking a moment to vote, all future mail and phone calls to you regarding this matter will be stopped.

•	To vote your shares today and for personal assistance, call 1-866-209-8568 (toll free) between 9:00 a.m. and 11:00 p.m. Eastern time, Monday through Friday and between 12:00 p.m. and 6:00 p.m. Eastern time on Saturday.

By calling the toll-free number, you will be speaking with a representative of Computershare Fund Services, the firm assisting The Royce Funds in the effort of gathering votes.

At the time of the call, you will be asked for the reference number above in order to locate your voting record for your account. The representative will not have access to your confidential information and the telephone line is also recorded for your protection. After the call, you will receive a confirmation of your vote by mail.

After careful consideration, the Board unanimously recommends that shareholders vote in favor of the proposal.

We appreciate your vote. Thank you for investing with The Royce Funds.